INSPIRE®

Arby's® SONIC™ Rusty TACO JIMMY JOHN'S JJ SANDWICHES

Legal Notice

INSPIRE

IMPORTANT INFORMATION

The tender offer for the outstanding shares of Dunkin' Brands common stock has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Dunkin' Brands common stock. The solicitation and offer to buy shares of Dunkin' Brands common stock will only be made pursuant to the tender offer materials that Inspire intends to file with the U.S. Securities and Exchange Commission (the "SEC"). At the time the tender offer is commenced, Inspire will file a tender offer statement on Schedule TO with the SEC, and Dunkin' Brands will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. DUNKIN' BRANDS' STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Both the tender offer statement and the solicitation/recommendation statement will be mailed to Dunkin' Brands' stockholders free of charge. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC's web site at www.sec.gov, by contacting Dunkin' Brands Investor Relations either by telephone at 781-737-3200, e-mail at Investor.Relations@DunkinBrands.com or on Dunkin' Brands' website at www.dunkinbrands.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements and projections within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Generally, these statements may be identified by the use of words such as "expect," "intend," "anticipate," "believe," "estimate," "potential," "should" or similar words and include, among other things, statements about the potential benefits of the proposed transaction, the prospective performance and outlook of the surviving company's business, performance and opportunities, the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction. Forward-looking statements are based on management's current expectations and beliefs, as well as a number of assumptions, estimates and projections concerning future events and do not constitute guarantees of future performance. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside management's control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. In particular, some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements include, among others: (i) uncertainties as to the timing and expected financing of the tender offer; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for the Dunkin' Brands will be made; (iv) uncertainty surrounding how many of Dunkin' Brands' stockholders will tender their shares in the tender offer; (v) the possibility that any or all of the various conditions to the consummation of the tender offer may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (vi) the possibility of business disruptions due to transaction-related uncertainty; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) Inspire's ability to realize the synergies contemplated by the proposed transaction and integrate the business of the company; (x) Inspire's level of leverage and debt, including covenants that restrict the operation of its business; (xi) Inspire's ability to service outstanding debt or obtain additional financing; and (xii) other factors as set forth from time to time in Dunkin' Brands' filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as the tender offer statement, solicitation/recommendation statement and other tender offer documents that will be filed by Inspire and Dunkin' Brands, as applicable. Therefore, you should not place undue reliance on such forward-looking statements. All forward-looking statements are based on information available to management on the date of this communication, and we assume no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

INSPIRE®

Arby's®

SONIC™

Rusty TACO®

JIMMY JOHN'S JJ SANDWICHES

After close, THE INSPIRE FAMILY WILL INCLUDE:

$26B+
Systemwide Sales

31,600+
Restaurants

60+
Countries

3,200+
Franchisees

600,000
Company & Franchise Team Members

25M+
Loyalty Members

TOGETHER, WE WILL BE THE

2nd *largest*

RESTAURANT COMPANY IN THE UNITED STATES

by **U.S. System Sales** in 2019 ($)



$40B
$24B
INSPIRE + DUNKIN' BRANDS
$22B
$22B
Yum!
$15B
rbi restaurant brands international
$13B
Chick-fil-A
$10B
SUBWAY
$10B
Wendy's
$8B
DARDEN
$7B
Domino's

*NRN Top 200

INSPIRE

PURPOSE:

IGNITE & NOURISH
flavorful EXPERIENCES

VISION:

INVIGORATE
GREAT BRANDS
&
SUPERCHARGE
THEIR LONG-TERM GROWTH

CORE BEHAVIORS:

MAVERICKS
Doing what has never been done before

ALLIES
Collaborating to win

VISIONARIES
Having foresight and imagination

ACHIEVERS
Getting it done, and having fun doing it

GOOD CITIZENS
Elevating each other and the communities we serve

INSPIRE

Strategic Priorities

Foster a winning culture and organization

Curate and Grow a portfolio of distinct, highly valued brands

Deliver extraordinary support to the brands that serve our guests

Be the partner of choice

THE INSPIRE® Family

Arby's®

Arby's

Founded in
Boardman, Ohio
in 1964

3,511
RESTAURANTS
8 Countries

2,321 Franchise 1,190 Company

289
FRANCHISEES

$4.0
BILLION
in system sales

9
Consecutive Years of Positive
Same-Store Sales
2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019

$1.2 M
SYSTEM AUV

FAST CRAFTED®
Blend of
QUICK SERVICE & FAST CASUAL

Arby's Foundation
$100M
donated to empower youth since 1986

80,000
company & franchise team members



CONSUMER INSIGHT

In a world full of nonsense people yearn for substance

BRAND PURPOSE	BRAND ESSENCE	BRAND PROMISE
Inspire smiles through delightful experiences	Real Maverick Gratification	Arby's satisfies your craving for bona fide goodness

BRAND VALUES

- Dream Big
- Work Hard
- Play Fair
- Get it Done
- Make a Difference
- Have Fun

Arby's


LARGEST
DRIVE-THRU SANDWICH CHAIN
IN THE U.S.
Arby's


SELLS MORE THAN
94M
IN THE U.S. EACH YEAR
LBS OF ROAST BEEF

BUFFALO
WILD
WINGS®


BUFFALO WILD WINGS.
Founded in
COLUMBUS, OH
In 1982
UNIQUE FOOD &
BEVERAGE EXPERIENCE
#1
IMMERSIVE,
BEST-IN-CLASS
Sports Restaurant Experience
1,280
RESTAURANTS
IN 9 COUNTRIES
(687 company, 593 franchise)
$3.8 BILLION
in system sales
$3.1
MILLION
SYSTEM AVERAGE UNIT VOLUME
LARGEST
SPORTS BAR BRAND
In the United States
73
FRANCHISEES
BRAND PURPOSE
TO INSPIRE
LEGENDARY
EXPERIENCES
BETWEEN FRIENDS
77,000+
COMPANY & FRANCHISE
TEAM MEMBERS

CONSUMER INSIGHT

GUYS WANT TO TURN GOOD TIMES WITH FRIENDS INTO GREAT TIMES WITH BROTHERS

BRAND PURPOSE

INSPIRE LEGENDARY EXPERIENCES BETWEEN FRIENDS

BRAND ESSENSE

CAMARADERIE
RITUAL
GAME-ON

BRAND PROMISE

BUFFALO WILD WINGS TURNS GAME-TIME INTO STORIES WORTH TELLING

BRAND VALUES

SPORTSMANSHIP | HUSTLE | SPONTANEITY | COMMUNITY | FUN




LARGEST POURER
OF DRAFT BEER
in the U.S.
STORIED
SAMUEL ADAMS
MEXICAN PALE ALE
XX
MPA
BOSTON LAGER
SIERRA
Michelob ULTRA
Shiner
BOCK
Budweiser
SIERRA
PALE ALE
SATYR'S SWILL
BOCK
COMMUNITY
BLUE TESTAMENT
PILSNER
BACK PEW

65,000+
TVs across the U.S.

SONIC SM

SONIC

Founded in **Shawnee, Oklahoma** in 1953

65+ Year Brand Heritage

$4.7 BILLION in SYSTEM SALES

3,527 RESTAURANTS

3,256 Franchise

271 Company

309 FRANCHISEES

MOST **DIVERSE MENU** IN QSR

Best LTO: SIGNATURE SLINGER **HONORED WITH** Nation's Restaurant News **MENUMASTERS** Award for Culinary Excellence 2018

63% OF SALES come from BEVERAGES SNACKS FROZEN

$15 MILLION DONATED to teachers and classrooms since 2009

DIGITAL SALES HAVE SURPASSED **10%** OF TOTAL SALES

Data as of Q3 2020

CONSUMER INSIGHT

In the daily grind, people crave moments of carefree indulgence

BRAND PURPOSE

Sonic is a little oasis in your daily routine

BRAND ESSENCE

Craving Oasis Delight

BRAND PROMISE

Sonic sparks moments of delightful possibility

BRAND VALUES

Relationships *Respect* *Fun* *Entrepreneurial Spirit* *Surprise & Delight*

SONIC


Serves
651 Million Mints
each year


Largest
Drive-In Chain
in the U.S.
SONIC


Sells
9 Million Gallons
OF CHERRY LIMEADE EACH YEAR

JIMMY JOHN'S

JJ

SANDWICHES

Founded in **CHARLESTON, ILLINOIS** in 1983

35+ Year Brand Heritage

2,722 RESTAURANTS in **43** States

2,678 Franchise

44 Company

738 FRANCHISEES

$2.1 BILLION IN SYSTEM SALES

#1 SANDWICH DELIVERY BRAND IN THE UNITED STATES

Sandwich preparation times average **30-45 SECONDS**

33% of sales come from delivery

6M+ LOYALTY MEMBERS in the FREAKY FAST REWARDS PROGRAM

80,000 COMPANY & FRANCHISE TEAM MEMBERS

CONSUMER INSIGHT

With too many options and not enough time, I want to crush the everyday choices I make

BRAND PURPOSE

JJ's exists to make living a good life a little easier.

BRAND ESSENCE

GOODNESS
INDEPENDENCE
CONVENIENCE

BRAND PROMISE

JJ's fuels your life by serving kick-ass sandwiches on your terms.

BRAND VALUES

GENUINE
TRUSTWORTHY
GO-GETTER
METICULOUS
BOLD
BIG-HEARTED


SELLS 24,000 MILES
OF FRESH BREAD EACH YEAR
THAT'S ENOUGH TO WRAP AROUND
THE EARTH


LARGEST
USER OF
HELLMANN'S MAYONNAISE
IN THE U.S.

Our Plan **MOVING FORWARD**

This Week

Integration Management Office Kick-Off Meeting

Beginning of December

Town Hall Meetings and Updates on Next Steps

End of December

Anticipated Transaction Close

Throughout

Integration Planning Sessions and Ignite Sessions

Early January

Integration Next Steps and Additional Details

INSPIRE®

Arby's

SONIC

Rusty TACO

JIMMY JOHN'S JJ SANDWICHES